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EXHIBIT 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the use in this registration statement on Form S-8 POS of our report dated April 6, 2007 on our audit of the financial statements of Continan Communications, Inc. for the years ended December 31, 2006 and 2005. We also consent to reference to our firm in such registration statement.


/s/ Sutton Robinson Freeman & Co., P.C.
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Sutton Robinson Freeman & Co., P.C.
Certified Public Accountants
Tulsa, Oklahoma
July 17, 2007


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